Exhibit 8.1.1

                               [MCS&W Letterhead]

                                                   July 29, 1998

C.W. Chemical Waste Technologies Limited
20 East 63rd Street, 1st Floor
New York, New York 10021

           Re:              Registration Statement on Form F-1

Ladies and Gentlemen:

            We have acted as tax counsel to C.W. Chemical Waste Technologies Limited, a company organized and existing under the laws of Cyprus (the
"Company"), in connection with the preparation of the discussion under the heading "Material United Stated Tax Considerations" contained in the above-referenced Registration Statement on Form F-1 ("Registration Statement") relating to the registration and offering by the Company of 2,000,000 Units capitalized terms used in this letter shall have the same meanings as terms used in the Registration Statement.

            We have relied upon certain representations of management of the Company and assumptions as to the occurrence of future events, and upon the facts set forth in the Registration Statement, and have examined the documents referred to therein and the exhibits thereto. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the accuracy of all photocopies.

            Our opinion is based upon the Internal Revenue Code of 1986, as currently in effect. Treasury Registrations proposed or promulgated thereunder and judicial decisions. all of which are subject to change either prospectively or retroactively. Any change in applicable law or in any of


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the  facts  or  circumstances   described  in  the  Registration  Statement,  or
inaccuracies in any of the statements or assumptions on which we have relied, may affect the conclusions expressed herein.

            We also note that the tax matters relating to the transactions described in the Registration Statement are complex and are subject to varying interpretations. Thus, there can be no assurance that the Internal Revenue Service will not take a position in conflict with the opinion we express herein, which position might ultimately be sustained by the courts.

            Based upon and subject to the foregoing, the discussion in the Registration Statement under the heading "Material United Stated Tax Considerations" fairly and accurately reflects our opinion as to the Material Federal Income Tax consequences of the acquisition and ownership of the Units, Ordinary Shares and Warrants as discussed therein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Material United Stated Tax Considerations" and "Legal Matters" in the Registration Statement.

                                      Very truly yours,

                                      /s/ Morrison Cohen Singer & Weinstein, LLP
                                      ------------------------------------------
                                          Morrison Cohen Singer & Weinstein, LLP

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